EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hawkins, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-87582 on Form S-8 relating to the Hawkins, Inc. Employee Stock Purchase Plan, as Amended and Restated, No. 333-172761 on Form S-8 relating to the Hawkins, Inc. Employee Stock Purchase Plan, 333-123080 on Form S-8 relating to the Hawkins, Inc. 2004 Omnibus Stock Plan, and 333-174735 on Form S-8 relating to the Hawkins, Inc. 2010 Omnibus Incentive Plan of our report dated May 29, 2014, with respect to the consolidated balance sheets of Hawkins, Inc. as of March 30, 2014 and March 31, 2013, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended March 30, 2014, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 30, 2014 which report appears in the March 30, 2014 annual report on Form 10-K of Hawkins, Inc.

/s/ KPMG LLP
Minneapolis, Minnesota
May 29, 2014